Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Executive VP & CFO
Tower 1, Suite 1600		Josh Hallenbeck, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Announces Public Offering

of Additional $500 Million of 4.875% Senior Notes Due 2024

DENVER—February 26, 2015—MarkWest Energy Partners, L.P. (NYSE: MWE) (the “Partnership”) and its subsidiary MarkWest Energy Finance Corporation (“Finance Corp.”) announced today that, subject to market conditions, they intend to commence a public offering of an additional $500 million of 4.875% senior unsecured notes due 2024 (the “Additional Notes”).

The Partnership intends to use a portion of the net proceeds from the Additional Notes offering to repay borrowings under its revolving credit facility. The Partnership intends to use the remaining net proceeds to fund its capital expenditure program and to provide working capital for general partnership purposes.

On November 21, 2014, the Partnership and Finance Corp. completed a public offering of $500 million of 4.875% senior unsecured notes due 2024 (the “Initial Notes”). The Additional Notes and the Initial Notes will be treated as a single class of debt securities under the indenture entered into in connection with the issuance of the Initial Notes.

Barclays, BofA Merrill Lynch, Goldman, Sachs & Co., Morgan Stanley, RBC Capital Markets, SunTrust Robinson Humphrey, US Bancorp and Wells Fargo Securities are acting as joint book-running managers for the Additional Notes. The Additional Notes are being offered only by means of a prospectus supplement and accompanying base prospectus. A copy of the prospectus supplement and accompanying base prospectus may be obtained from the joint book-running managers as follows:

•                  Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Ave. Edgewood, NY 11717. By email at barclaysprospectus@broadridge.com, or Toll-Free: (888) 603-5847;

•                  BofA Merrill Lynch, Attention: Prospectus Department, 222 Broadway, New York, NY 10038. By email at dg.prospectus_requests@baml.com;

•                  Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282. By email at prospectus-ny@ny.email.gs.com, or Toll-Free: (866) 471-2526;

•                  Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014. By email at prospectus@morganstanley.com, or Toll-Free: (866) 718-1649;

•                  RBC Capital Markets, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, NY 10281-8098. By email at CM-USA-Prospectus@rbc.com, or Toll-Free: (877) 280-1299;

•                  SunTrust Robinson Humphrey, Attention: High Yield Syndicate, 3333 Peachtree Road, 10th

Floor, Atlanta, GA 30326.  By phone: (404) 926-5052;

•                  US Bancorp, Attention: High Yield Syndicate, 214 North Tryon Street, Charlotte, NC 28202.  Toll-Free: (877) 558-2607; and

•                  Wells Fargo Securities, LLC, 550 South Tryon Street, 7th Floor MAC D1086-070, Charlotte, NC 28202. By email at cmclientsupport@wellsfargo.com, or Toll-Free: (800) 326-5897.

An electronic copy of the prospectus supplement and the accompanying base prospectus related to the Additional Notes is available from the Securities and Exchange Commission’s (the “SEC”) web site at http://www.sec.gov. The Additional Notes are being offered pursuant to an effective shelf registration statement that the Partnership previously filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Additional Notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

###

MarkWest Energy Partners, L.P. is a master limited partnership that owns and operates midstream services related businesses. MarkWest has a leading presence in many natural gas resource plays including the Marcellus Shale, Utica Shale, Huron/Berea Shale, Haynesville Shale, Woodford Shale and Granite Wash formation where it provides midstream services to its producer customers.

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although MarkWest believes that the expectations reflected in the forward-looking statements are reasonable, MarkWest can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed with the SEC, including MarkWest’s Annual Report on Form 10-K for the year ended December 31, 2014. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” MarkWest does not undertake any duty to update any forward-looking statement except as required by law.

Source: MarkWest Energy Partners, L.P.

MarkWest Energy Partners, L.P.

Frank Semple, Chairman, President & CEO

Nancy Buese, Executive VP & CFO

Josh Hallenbeck, VP of Finance & Treasurer

866-858-0482